Exhibit 10.1

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (this “Amendment”) is made this 5th day of June, 2017, by and between ICON MIRAMAR OWNER POOL 2 WEST/NORTHEAST/MIDWEST, LLC, a Delaware limited liability company (“Landlord”), and rf industries, ltd., a Nevada corporation (“Tenant”).

WITNESSETH:

WHEREAS, Landlord (successor in interest to CWCA Miramar GL 74, L.L.C., formerly known as Walton CWCA Miramar GL 74, L.L.C.) and Tenant are parties to that certain Lease, dated as of January 8, 2009 (the “Original Lease”), and amended by that certain Second Amendment to Lease (sic), dated as of August 25, 2009 (the “Second Amendment”), as further amended by that certain Third Amendment to Lease, dated April 17, 2014 (the “Third Amendment”), as further amended by that certain Fourth Amendment to Lease, dated January 26, 2017 (the “Fourth Amendment”), and collectively with the Original Lease, the Second Amendment and the Third Amendment, the “Lease”), pursuant to which Landlord leases to Tenant certain Premises in the project commonly known as Miramar Business Park.

WHEREAS, pursuant to the Fourth Amendment, the parties agreed that the Premises would be modified by (i) the inclusion of approximately 1,940 rentable square feet with an address of 7620 Miramar Road, Suite 4200, San Diego, California (“Suite 4200”) effective as of April 1, 2017 and (ii) the elimination and surrender of approximately 2,321 rentable square feet with a common address of 7616 Miramar Road, Suite 5200, San Diego, California (“Suite 5200”) effective as of March 31, 2017, all as more particularly described in the Fourth Amendment.

WHEREAS, as of the date hereof, Tenant has not surrendered possession of Suite 5200 and Tenant now desires to continue to lease Suite 5200 from Landlord through the Second Extended Termination Date (as defined in the Fourth Amendment), so that the Premises through the Second Extended Termination Date shall consist of the following: (i) approximately 3,858 rentable square feet with a common address of 7620 Miramar Road, Suite 4300/4400, San Diego, California (“Suite 4300/4400”); (ii) approximately 13,789 rentable square feet with a common address of 7610 Miramar Road, Suite 6000/6002, San Diego, California (“Suite 6000/6002”); (iii) Suite 5200; and (iv) Suite 4200, all as depicted on Exhibit A attached hereto and made part hereof.

WHEREAS, Landlord has agreed to the requested changes set forth in the preceding recitals, subject to the entry into this Amendment and the modification of the Lease terms and conditions as set forth herein.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

1.                   Suite 4200 Expansion Premises Commencement Date. Landlord and Tenant hereby acknowledge and agree that the actual Suite 4200 Expansion Premises Commencement Date (defined in the Fourth Amendment) occurred on April 1, 2017.

2.                   Retention of Suite 5200. Section 3 of the Fourth Amendment is hereby deleted in its entirety and is of no further force or effect. Accordingly, and notwithstanding anything to the contrary contained in the Fourth Amendment, effective (retroactively) from and after April 1, 2017, the “Premises” as defined in the Lease shall be deemed to contain approximately 21,908 rentable square feet, comprising Suite 4300/4400, Suite 6000/6002, Suite 4200, and Suite 5200. All of the terms and conditions of the Lease with respect to the Premises, including the Second Extended Termination Date, shall be deemed to apply to Suite 5200 in all respects, except as otherwise set forth herein and except that Tenant shall not be entitled to receive with respect to Suite 5200 any allowances, abatements, or other financial concession granted in connection with entering into a lease of any other portion of the Premises unless such concessions are expressly provided for herein with respect to Suite 5200. Landlord and Tenant hereby agree and stipulate that Suite 5200 shall be deemed to contain approximately the rentable square footage set forth in the third recital above for all purposes under the Lease.

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3.                   AS-IS Condition. Tenant hereby acknowledges and agrees that Tenant is in possession of Suite 5200 and has accepted Suite 5200 as of the date hereof in AS-IS, WHERE-IS condition without any representation or warranty of any kind made by Landlord in favor of Tenant.

4.                      Monthly Installment of Rent.

(a)                 Premises (excluding Suite 5200) Through Second Extended Termination Date. The Monthly Installment of Rent with respect to the Premises (excluding Suite 5200) shall be payable as provided in Section 4 of the Fourth Amendment for the period beginning on April 1, 2017 and continuing through and including the Second Extended Termination Date.

Landlord and Tenant acknowledge and agree that the abated Monthly Installment of Rent described in Section 4 of the Fourth Amendment and the Monthly Installment of Rent Abatement Period as defined therein shall not apply to Suite 5200.

(b)                Monthly Installment of Rent Schedule (Suite 5200). Effective (retroactively) as of April 1, 2017, the Monthly Installment of Rent for Suite 5200 payable by Tenant to Landlord during the Second Extended Term is as follows:

From:	To:	Monthly Installment of Rent for Suite 5200 ONLY
4/1/2017	3/31/2018	$2,692.96 ***
4/1/2018	3/31/2019	$2,773.13
4/1/2019	3/31/2020	$2,856.32
4/1/2020	3/31/2021	$2,942.01
4/1/2021	3/31/2022	$3,030.27
4/1/2022	7/31/2022	$3,121.18

Except as otherwise set forth herein, all other terms and conditions with respect to the payment of Monthly Installment of Rent are as set forth in the Lease.

***Tenant’s obligation to pay Monthly Installment of Rent for Suite 5200 shall be conditionally abated during the full calendar month of June, 2017 (the “Suite 5200 Monthly Installment of Rent Abatement Period”). Such abatement shall apply to Monthly Installment of Rent for Suite 5200 only and shall not apply to any other sums payable under the Lease. The abatement of Monthly Installment of Rent for Suite 5200 described above is expressly conditioned on Tenant’s performance of its obligations under the Lease throughout the Term. If Tenant defaults (beyond any applicable notice and cure or grace period) under the Lease, then Tenant shall immediately, on demand, pay to Landlord, in addition to all other amounts and damages to which Landlord is entitled, the amount of Monthly Installment of Rent for Suite 5200 which would otherwise have been due and payable during the Suite 5200 Monthly Installment of Rent Abatement Period.

5.                   Tenant’s Proportionate Share. Tenant’s Proportionate Share applicable to Suite 5200 is 2.67%. Accordingly, Tenant’s Proportionate Share of the Premises in its entirety is 25.20%.

6.                   Security Deposit. Upon Tenant’s execution hereof, Tenant shall pay Landlord the sum of $3,863.90, which is added to and becomes a part of the Security Deposit, if any, held by Landlord as provided under the Lease as security for payment of rent and the performance of the other terms and conditions of the Lease by Tenant. Accordingly, simultaneously with the execution hereof, the Security Deposit is increased from $26,339.77 to $30,203.67.

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7.                   OFAC. Tenant hereby represents and warrants that, to the best of its knowledge, neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to the defaulting party.

8.                   Tenant’s Broker. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction, other than Hughes Marino, Inc. Tenant agrees to indemnify and hold Landlord and the Landlord Entities harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction.

9.                   Delivery of Amendment. Submission of this Amendment by Landlord is not an offer to enter into this Amendment, but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord and Tenant have fully executed and delivered this Amendment.

10.                Authority. Tenant represents and warrants to Landlord that if Tenant is not a natural person, Tenant has been and is qualified to do business in the state in which the Premises is located, Tenant has full right and authority to enter into this Amendment, and that all persons signing on behalf of Tenant were authorized to do so by appropriate actions.

11.                Severability. If any clause or provision of this Amendment is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Amendment shall not be affected thereby. It is also the intention of the parties to this Amendment that in lieu of each clause or provision of this Amendment that is illegal, invalid or unenforceable, there be added, as a part of this Amendment, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

12.                Counterparts and Delivery. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Amendment. Execution copies of this Amendment may be delivered by facsimile or email, and the parties hereto agree to accept and be bound by facsimile signatures or scanned signatures transmitted via email hereto, which signatures shall be considered as original signatures with the transmitted Amendment having the binding effect as an original signature on an original document. Notwithstanding the foregoing, Tenant shall, upon Landlord’s request, deliver original copies of this Amendment to Landlord at the address set forth in such request. Neither party may raise the use of a facsimile machine or scanned document or the fact that any signature was transmitted through the use of a facsimile machine or email as a defense to the enforcement of this Amendment.

13.                California. To allow for compliance with building performance benchmarking and disclosure laws and regulations (including, but not limited to, compliance with California Public Resources Code §25402.10 and similar or successor laws), Tenant, promptly upon request, shall deliver to Landlord (or, at Landlord’s option, execute and deliver to Landlord an instrument enabling Landlord to obtain from such provider) any data about Tenant’s utility consumption. To Landlord's actual knowledge, no part of the Premises has undergone an inspection by a certified access specialist. For purposes of the preceding sentence, Landlord's actual knowledge shall mean and be limited to the actual knowledge of the person who is Landlord's asset manager (not the Building's property manager) on the date this Amendment is executed by Landlord, without any duty of inquiry or investigation, and such asset manager shall have no personal liability if such representation is untrue. California Civil Code Section 1938 provides in relevant part as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Nothing in this paragraph or California Civil Code Section 1938 shall relieve or modify Tenant’s obligations with respect to compliance with applicable governmental laws, ordinances and regulations, including without limitation, construction-related accessibility standards, as set forth in the Lease. Tenant hereby agrees that any Tenant-initiated CASp inspection (i) shall be at Tenant’s sole cost and expense, and (ii) shall take place during normal business hours following reasonable prior written notice to Landlord. Any information contained in a CASp report shall be maintained as confidential in accordance with the Lease.

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14.                Conflict; Ratification; Integration. Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Lease, the terms and provisions of this Amendment shall govern and control. Landlord and Tenant hereby agree that (a) this Amendment is incorporated into and made a part of the Lease, (b) any and all references to the Lease hereinafter shall include this Amendment, and (c) the Lease, and all terms, conditions and provisions of the Lease, are in full force and effect as of the date hereof, except as expressly modified and amended hereinabove. The recitals set forth herein and incorporated by reference. Capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment. This Amendment and any attached exhibits and addenda set forth the entire agreement between the parties with respect to the matters set forth herein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly authorized, executed and delivered as of the day and year first set forth above.

LANDLORD:			TENANT:

ICON MIRAMAR OWNER POOL 2			rf industries, ltd., a Nevada corporation
WEST/NORTHEAST/MIDWEST, LLC,
a Delaware limited liability company

By:	GLP US Management LLC,		By:	/s/ Mark Turfler
	a Delaware limited liability company		Name:	Mark Turfler
	as agent for Landlord		Title:	CFO

			Dated:	May 24, 2017
	By:	/s/ Rob Munson
	Name:	Rob Munson
	Title:	SVP

	Dated:	June 5, 2017

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EXHIBIT A

DEPICTION OF THE PREMISES

Suite 5200
Suite 4200
Suite 4300/4400
Bldg. 7616
Bldg. 7626
Bldg. 7636
Bldg. 7630
SUITE 6000/6002